                                                                      EXHIBIT 11
                                                                     Page 1 of 2
                   HOST MARRIOTT CORPORATION AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (In millions, except per share amounts)

                                                                Fiscal Years
                                                            --------------------
                                                             1993   1992   1991
                                                            ------ ------ ------
Net Income................................................. $   50 $   85 $   82
Less:  Dividends on convertible preferred stock............      8     17      1
                                                            ------ ------ ------
Net Income available for common shareholders............... $   42 $   68 $   81
                                                            ====== ====== ======

Primary Earnings Per Common Share
Shares-
     Weighted average number of common shares outstanding..  107.4   99.8   94.9
     Assuming distribution of common shares reserved under
       employee stock purchase plan, based on withholdings
       to date, less shares assumed purchased at average
       market..............................................     .1     .1    1.0
     Assuming distribution of common shares granted under
       employee stock option plan, less shares assumed
       purchased at average market.........................    3.2    1.6    1.7
     Assuming distribution of common shares granted under
       deferred stock incentive plan, less shares assumed
       purchased at average market.........................    2.3    4.2    3.9
                                                            ------ ------ ------
                                                             113.0  105.7  101.5
                                                            ====== ====== ======
Primary Earnings Per Common Share.......................... $  .37 $  .64 $  .80
                                                            ====== ====== ======

                                                                      EXHIBIT 11
                                                                     Page 2 of 2
                   HOST MARRIOTT CORPORATION AND SUBSIDIARIES

                COMPUTATION OF EARNINGS PER COMMON SHARE (Con't)
                    (In millions, except per share amounts)

                                                                        Fiscal Years
                                                                   ---------------------
                                                                    1993    1992   1991
                                                                   ---------------------
Fully Diluted Earnings Per Common Share
Shares-
     Weighted average number of common shares outstanding........  107.4    99.8    94.9
     Assuming distribution of common shares reserved under
      employee stock purchase plan, based on withholdings to
      date, less shares assumed purchased at higher of average
      or ending market...........................................     .1      .2     1.0
     Assuming distribution of common shares granted under
       employee stock option plan, less shares assumed purchased
       at higher of average or ending market.....................    5.3     2.3     1.7
     Assuming distribution of common shares granted under
       deferred stock incentive plan, less shares assumed
       purchased at higher of average or ending market...........    2.3     4.2     3.9
     Assuming issuance of common shares upon conversion of
       subordinated debt*........................................     .7       -       -
     Assuming issuance of common shares upon conversion of
       convertible preferred stock*..............................    5.5       -       -
                                                                  ------   -----   -----
                                                                   121.3   106.5   101.5
                                                                  ======   =====   =====
Fully Diluted Earnings Per Common Share.......................... $  .35   $ .64   $ .80
                                                                  ======   =====   =====

____________
*Convertible subordinated debt and convertible preferred stock, issued in 1991, were antidilutive in 1991 and 1992.